Filed Pursuant to Rule 424(b)(2)
Registration No. 333-132747

Subject to Completion: PROSPECTUS SUPPLEMENT (To Prospectus dated March 27, 2006) Preliminary Prospectus Supplement dated July 3, 2007

Performance Securities
UBS AG $• Securities linked to a Global Basket of Indices due on or about July 17, 2012

Issuer (Booking Branch):	UBS AG (Jersey Branch)

Term; Maturity Date:	5 years (we currently expect the Securities to mature on July 17, 2012)

No Interest Payments:	We will not pay you interest during the term of the Securities.

Basket Indices:	The Index Basket (the “Basket”) will be composed of eight equity indices (each, a
“Basket Index” and, together, the “Basket Indices”). The Basket Indices and their weightings in the Basket are as follows:

Basket Indices	Weights
MSCI® Thailand IndexSM (“Thailand Index”)	20%
S&P 500® Index (“S&P Index”)	20%
Korea KOSPITM 200 Index (“KOSPI2 Index”)	10%
MSCI® Malaysia IndexSM (“Malaysia Index”)	10%
Dow Jones EURO STOXX 50 Index® (“EURO STOXX Index”)	10%
FTSETM 100 Index (“FTSE 100 Index”)	10%
MSCI® Indonesia IndexSM (“Indonesia Index”)	10%
MSCI® Emerging Markets IndexSM (“MSCI-EM Index”)	10%

Payment at Maturity:	At maturity, you will receive a cash payment per $10 principal amount of the Securities that is based on the Weighted Index Component Return (as defined below) of each
Basket Index, which may be positive or negative, and will be the sum of the following:

• For each Basket Index for which the Index Return is positive, you will participate in between 134% and 140% of such Index Return (the “Participation Rate”), adjusted as per the weight of such Basket Index. The Participation Rate will be determined on the trade date, which we currently expect to be on July 10, 2007 (the “trade date”).

• For each Basket Index for which the Index Return is negative, your payment will be reduced by 1% (or fraction thereof) for each 1% (or fraction thereof) decline in such
Index Return, adjusted as per the weight of such Basket Index.

For a description of how your payment at maturity will be calculated, see “What are the steps to calculate payment at maturity” on page S-5 and “Specific Terms of the
Securities—Payment at Maturity” on page S-46.

You may lose some or all of your investment if the Index Return of one or more
Basket Indices is negative.
With respect to
each Basket Index:
Index Return:	Index Ending Level – Index Starting Level
Index Starting Level

Index Component Return:	If the Index Return is positive: Index Return x Participation Rate
If the Index Return is negative: Index Return

Weighted Index
Component Return:	Index Component Return x Weight of the Basket Index

Index Starting Level:	With respect to each Basket Index, the closing level of the particular Basket Index on the trade date.

Index Ending Level:	The average of the closing levels of the Basket Index on each of the Averaging Dates, including the final valuation date, which we currently expect to be July 10, 2012 (the
“final valuation date”).

Averaging Dates:	February 29, 2012; March 30, 2012; April 30, 2012; May 31, 2012; June 29, 2012;
and the final valuation date.

No Listing:	The Securities will not be listed or displayed on any securities exchange, the Nasdaq
Global Market System or any electronic communications network.

CUSIP Number:	902619626

ISIN Number:	US902619264

To help investors identify appropriate structured investment products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The securities offered hereby are classified by UBS as a Performance Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” on S-4.

See “Risk Factors” beginning on page S-9 for risks related to an investment in the Securities.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

	Price to	Underwriting	Proceeds to
	Public	Discount	UBS AG
Per Security	100%	2.00%	98.00%
Total

UBS Investment Bank	UBS Financial Services Inc.
Prospectus Supplement dated July •, 2007

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

What are the Securities?

The Performance Securities (the “Securities”) are medium-term notes issued by UBS whose return is linked to the performances of eight equity indices (each, a “Basket Index” and, together, the “Basket Indices”). You will receive a cash payment at maturity that is based on the Index Return (as defined below) of each Basket Index, which may be positive or negative, as adjusted according to the weight of the particular Basket Index. For each Basket Index for which the Index Return is positive, you will participate in between 134% and 140% of such Index Return (the “Participation Rate”). The Participation Rate will be determined on a date we currently expect to be on July 10, 2007 (the “trade date”).

The Basket Indices and their relative weightings are set forth below:

Basket Indices	Weights
MSCI® Thailand IndexSM (“Thailand Index”)	20%
S&P 500® Index (“S&P Index”)	20%
Korea KOSPITM 200 Index (“KOSPI2 Index”)	10%
MSCI® Malaysia IndexSM (“Malaysia Index”)	10%
Dow Jones EURO STOXX 50 Index® (“EURO STOXX Index”)	10%
FTSETM 100 Index (“FTSE 100 Index”)	10%
MSCI® Indonesia IndexSM (“Indonesia Index”)	10%
MSCI® Emerging Markets IndexSM (“MSCI-EM Index”)	10%

The relative weights of the Basket Indices will not change over the term of the Securities.

The Thailand Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Thailand. The Thailand Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol “MXTH.”

The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index is based on the aggregate market value of 500 companies as of a particular time. The S&P Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

The KOSPI2 Index is a capitalization-weighted index of 200 Korean stocks which make up 90% of the total market value of the Korea Stock Exchange. The KOSPI2 Index is reported by Bloomberg L.P. under the ticker symbol “KOSPI2.”

The Malaysia Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Malaysia. The Malaysia Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol “MSDUMAF.”

The EURO STOXX Index is a stock index of 50 European stocks maintained and distributed by STOXX Limited that is based on market capitalization and is designed to provide exposure to European large capitalization equity securities. The EuroStoxx 50 Index is reported by Bloomberg L.P. under ticker symbol “SXSE.”

The FTSE 100 Index is a capitalization-weighted index of the 100 most highly capitalized companies traded on the London Stock Exchange. The index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

The Indonesia Index is a free-float-adjusted market capitalization index that is designed to measure equity market performance in Indonesia. The Indonesia Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol “MSEUSINF.”

The MSCI-EM Index is a free float-adjusted market capitalization index published by Morgan Stanley Capital International Inc. designed to measure equity market performance in the global emerging markets, which comprises 27 emerging markets economies and 839 stocks (as of June 29, 2007). The MSCI-EM Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

MSCI is Morgan Stanley Capital International, which is further described starting on page S-36.

For further information concerning the Basket Indices, see “The Indices” on page S-17.

What is your payment at maturity?

You will receive a cash payment at maturity that is based on the Index Return (as defined below) of each Basket Index, which may be positive or negative. You will participate in between 134% to 140% of any Basket Index gains (the “Participation Rate”). The Participation Rate will be determined on the trade date. The Securities are exposed to the full downside risk of each Basket Index and any negative Index Returns will reduce your cash payment at maturity.

We will not pay you interest during the term of the Securities.

The “Index Return”, which may be positive or negative, will be calculated with respect to each Basket Index as follows:

Index Return =	Index Ending Level – Index Starting Level
Index Starting Level

The “Index Starting Level” of each Basket Index is the closing level of the particular Basket Index on the trade date. The Index Ending Level is the arithmetic average of the closing level of each Basket Index on each of the Averaging Dates, including the “final valuation date,” which we currently expect to be on July 10, 2012.

The Averaging Dates are: February 29, 2012; March 30, 2012; April 30, 2012; May 31, 2012; June 29, 2012; and the final valuation date.

The “Index Component Return” for each Basket Index is calculated as follows:

If the Index Return for the Basket Index is positive:

Index Component Return = Index Return x Participation Rate

If the Index Return for the Basket Index is negative:

Index Component Return = Index Return

The “Weighted Index Component Return” will equal the Index Component Return for each Basket Index multiplied by the Weight of such Basket Index.

Weighted Index Component Return = Index Component Return x Weight

The Weights of the respective Basket Indices are as follows:

Thailand Index	20%
S&P Index	20%
KOSPI2 Index	10%
Malaysia Index	10%
EURO STOXX	10%
FTSE 100 Index	10%
Indonesia Index	10%
MSCI-EM Index	10%

At maturity, you will receive a cash payment per $10 principal amount of the Securities as follows:

Payment at maturity = $10 + ($10 x sum of the Weighted Index Component Returns)

For further information concerning the calculation of the return on each Basket Index and of the payment at maturity, see “What are the steps to calculate payment at maturity?” beginning on page S-5 and “Specific Terms of the Securities—Payment at Maturity” beginning on page S-46.

Selected Purchase Considerations

†  Growth Potential—The Securities provide the opportunity to participate in the potential increase in the appreciation of each Basket Index from the trade date relative to the final valuation date. You will participate in between 134% and 140% (to be determined on the trade date) of any Basket Index gains.

†  Minimum Investment—Your minimum investment is 10,000 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Securities.

Selected Risk Considerations

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” beginning on page S-9.

†  You may lose some or all of your principal—The Securities are fully exposed to any decline in each of the Basket Indices. You may lose some or all of your investment if the Index Return of one or more Basket Indices is negative.

†  Market risk—The return on the Securities, which may be positive or negative, is linked to the performance of each of the Basket Indices, and will depend on whether, and the extent to which, the respective Index Returns is positive or negative.

†  No interest payments—You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the securities included in the KOSPI2 Index, the Malaysia Index, the Thailand Index, the S&P Index, the EURO STOXX Index, the FTSE 100 Index, the Indonesia Index and the MSCI-EM Index (the securities included in the Basket Indices are collectively referred to herein as the “Basket Constituent Stocks”).

†  You may be subject to risks due to certain Basket Constituent Stocks being denominated in foreign currencies—The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in payment at maturity. Securities linked to the Malaysia Index, the Indonesia Index, and MSCI-EM Index, however, may be subject to currency exchange risk because the Malaysia, Indonesia, and MSCI-EM Indices (but not their component stocks) are denominated in U.S. dollars.”

†  There may be little or no secondary market for the Securities—The Securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market System or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial discount.

†  The payment on your Securities is linked to an average of the return on each Basket Index—The amount that you will be paid on your Securities at maturity, if any, will depend upon the Index Return of each Basket Index, which, in turn, will depend upon the average of the closing levels of the respective Basket Indices on each of the Averaging Dates, including the final valuation date. As a result, the payment at maturity may be less than it would have been had the calculation of the Index Return of each Basket

Index been linked to the actual return on the respective Basket Indices over the life of the Securities.

The Securities may be a suitable investment for you if:

†  You seek an investment with a return linked to the performance of the Basket Indices.

†  You seek an investment that provides potential enhanced exposure to the full upside performance of each Basket Index and you are willing to make an investment that is exposed to the full downside performance of each Basket Index.

†  You do not seek current income from this investment.

†  You are willing to hold the Securities to maturity.

†  You are willing to invest in the Securities based on the range indicated for the Participation Rate (the actual Participation Rate will be set on the trade date).

The Securities may not be a suitable investment for you if:

†  You do not seek exposure to the Asian market economies represented by the Basket Indices.

†  You are unwilling to make an investment that is exposed to the full downside performance risk of each of the Basket Indices.

†  You seek an investment that is principal protected.

†  You are unable or unwilling to hold the Securities to maturity.

†  You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

†  You seek current income from your investment.

†  You seek an investment for which there will be an active secondary market.

†  You are unwilling to make an investment that is linked to an averaged, rather than an actual, return on each Basket Index.

Structured Product Categorization

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

†  Protection Strategies are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.

†  Optimization Strategies are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Solutions may be structured to provide no principal protection, partial protection or contingent protection.

†  Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

†  Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

“Partial protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1%

decline in the price or level of the underlying asset below the specified threshold. “Contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price of the asset does decline below the specified threshold, all principal protection is lost.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

What are the tax consequences of the Securities?

In the opinion of our counsel, Sullivan & Cromwell LLP, your Securities should be treated as a pre-paid cash-settled forward contract with respect to the Basket. The terms of your Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Securities for all tax purposes in accordance with such characterization. If your Securities are so treated, you would generally recognize capital gain or loss upon the maturity of your Securities (or upon your sale, exchange or other disposition of your Securities prior to its maturity) equal to the difference between the amount realized and the amount you paid for your Securities. Such gain or loss generally would be long-term capital gain or loss if you held your Securities for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Securities, see “Supplemental U.S. Tax Considerations” on page S-54.

What are the steps to calculate payment at maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities.

Step 1: Calculate the Index Return for each Basket Index.

The Index Return for each Basket Index is the difference between the closing level of the Basket Index on the trade date relative to the average of the closing levels of the Basket Index on each of the Averaging Dates, including the final valuation date, and is calculated as follows:

Index Return =	Index Ending Level – Index Starting Level
Index Starting Level

The Index Starting Level of each Basket Index is the closing level of the particular Basket Index on the trade date. The Index Ending Level is the arithmetic average of the closing levels of each Basket Index on each of the Averaging Dates, including the final valuation date.

The Averaging Dates are: February 29, 2012; March 30, 2012; April 30, 2012; May 31, 2012; June 29, 2012; and the final valuation date.

Step 2: Calculate the Index Component Return for each Basket Index.

The Index Component Return for each Basket Index is calculated as follows:

If the Index Return for the Basket Index is positive:

Index Component Return = Index Return x Participation Rate

The Participation Rate will be equal to 134% to 140% (to be determined on the trade date).

If the Index Return for the Basket Index is negative:

Index Component Return = Index Return

Step 3: Calculate the Weighted Index Component Return for each Basket Index.

The Weighted Index Component Return will equal the Index Component Return for each Basket Index multiplied by the Weight of such Basket Index. The Weighted Index Component Return will be rounded to two decimal places.

Weighted Index Component Return = Index Component Return x Weight

The Weights of the respective Basket Indices are as follows:

Thailand Index	20%
S&P Index	20%
KOSPI2 Index	10%
Malaysia Index	10%
EURO STOXX	10%
FTSE 100 Index	10%
Indonesia Index	10%
MSCI-EM Index	10%

Step 4: Calculate the sum of the Weighted Index Component Returns.

This is the percentage total return on each $10 principal amount of the Securities.

Step 5: Calculate the Payment at Maturity.

At maturity, you will receive a cash payment per $10 principal amount of the Securities as follows:

Payment at maturity = $10 + ($10 x sum of the Weighted Index Component Returns)

You may lose some or all of your investment if the Index Return of one or more Basket Indices is negative.

Hypothetical examples of how the Securities perform at maturity

The examples below are based on the following assumptions:

Principal Amount:	$10.00
Basket Starting Level:	100
Participation Rate:	137% if the Index Return is positive (the actual Participation
Rate will be determined on the trade date)
Investment Term:	5 years

Example 1 — Returns for each Basket Index are at 10%. Each Security pays $11.37 at maturity, a 13.7% return on the investment.
				Weighted
			Index	Index
			Component	Component
Index	Weight	Index Return	Return	Return
S&P Index	20%	10%	13.7%	2.74%
Thailand Index	20%	10%	13.7%	2.74%
EURO STOXX Index	10%	10%	13.7%	1.37%
FTSE 100 Index	10%	10%	13.7%	1.37%
KOSPI2 Index	10%	10%	13.7%	1.37%
Malaysia Index	10%	10%	13.7%	1.37%
Indonesia Index	10%	10%	13.7%	1.37%
MSCI-EM Index	10%	10%	13.7%	1.37%
Sum of the Weighted Index
Component Returns:				13.7%
Payment at Maturity per Security:
$10 + ($10 x 13.7%) =				$11.37
Total Return on Security:				13.7%

Example 2 — Returns for each Basket Index vary between –8% and 15%. Each Security pays $10.55 at maturity, a 5.47% return on the investment.
				Weighted
			Index	Index
			Component	Component
Index	Weight	Index Return	Return	Return
S&P Index	20%	–5.0%	–5.0%	–1.00%
Thailand Index	20%	10.0%	13.7%	2.74%
EURO STOXX Index	10%	–5.0%	–5.0%	–0.50%
FTSE 100 Index	10%	10.0%	13.7%	1.37%
KOSPI2 Index	10%	–5.0%	–5.0%	–0.50%
Malaysia Index	10%	15.0%	20.6%	2.06%
Indonesia Index	10%	–7.50%	–7.5%	–0.75%
MSCI-EM Index	10%	15.0%	20.6%	2.06%
Sum of the Weighted Index
Component Returns:				5.47%
Payment at Maturity per Security:
$10 + ($10 x 5.47%) =				$10.55
Total Return on Security:				5.47%

Example 3 — Returns for each Basket Index are at –10%. Each Security pays $9.00 at maturity, a –10% return on the investment.
				Weighted
			Index	Index
			Component	Component
Index	Weight	Index Return	Return	Return
S&P Index	20%	–10%	–10%	–2.00%
Thailand Index	20%	–10%	–10%	–2.00%
EURO STOXX Index	10%	–10%	–10%	–1.00%
FTSE 100 Index	10%	–10%	–10%	–1.00%
KOSPI2 Index	10%	–10%	–10%	–1.00%
Malaysia Index	10%	–10%	–10%	–1.00%
Indonesia Index	10%	–10%	–10%	–1.00%
MSCI-EM Index	10%	–10%	–10%	–1.00%
Sum of the Weighted Index
Component Returns:				–10.00%
Payment at Maturity per Security:
$10 + ($10 x –10.00%) =				$9.00
Total Return on Security:				–10.00%

Risk Factors

Your investment in the Securities will involve risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, you may lose some or all of the principal amount you invest. The return on the Securities is linked to the performance of the Korea KOSPITM 200 Index (“KOSPI2 Index”), the MSCI® Malaysia IndexSM (“Malaysia Index”), the MSCI® Thailand IndexSM (“Thailand Index”), the S&P 500® Index (“S&P Index”), the Dow Jones EURO STOXX 50 Index® (“EURO STOXX Index”), the FTSETM 100 Index (“FTSE 100 Index”), the MSCI® Indonesia IndexSM (“Indonesia Index”), and the MSCI® Emerging Markets IndexSM (“MSCI-EM Index” and, together with Thailand Index, S&P Index, EURO STOXX Index, FTSE 100 Index, the Indonesia Index, the KOSPI2 Index and the Malaysia Index, the “Basket Indices”). Investing in the Securities is not equivalent to investing directly in the Basket Indices. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

You may lose some or all of your principal.

The Securities combine features of equity and debt. The Securities differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity or interest during the term of the Securities. Instead, we will pay you in cash at maturity an amount based on the performance of each of the Basket Indices. The Securities are fully exposed to a decline in each of the Basket Indices. You may lose some or all of your investment if the Index Return of one or more Basket Indices is negative.

See “What are the steps to calculate payment at maturity?” on page S-5.

The Basket is composed of the eight Basket Indices; any positive return in any Basket Index may be offset by a negative return in another Basket Index.

The Securities are linked to the performance of a Basket, 20% of which is composed of the S&P Index, 20% of which is composed of the Thailand Index, 10% of which is composed of the EURO STOXX Index, 10 % of which is composed of the FTSE 100 Index, 10% of which is composed of the KOSPI2 Index, 10% of which is composed of the Malaysia Index, 10% of which is composed of the Indonesia Index and 10% of which is composed of the MSCI-EM Index. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Index on the trade date relative to the final valuation date, weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative return on the Securities. For example, assuming the Participation Rate is 137%, a –10% Index Return on the S&P Index (which would result in a Weighted Index Component Return on the S&P Index equal to –2.00%) would be completely offset by a combination of a 5% Index Return on the Thailand Index (which would result in a Weighted Index Component Return on the Thailand Index equal to 1.37%), a 5% Index Return on the EURO STOXX Index (which would result in a Weighted Index Component Return on the EURO STOXX Index equal to 0.69%, a –7.50 Index Return on the FTSE 100 Index (which would result in a Weighted Index Component Return on the FTSE 100 Index equal to –0.75%), a 10% Index Return on the KOSPI2 Index (which would result in a Weighted Index Component Return on the KOSPI2 Index equal to 1.37%), a –10.50 Index Return on the Malaysia Index (which would result in a Weighted Index Component Return on the Malaysia Index equal to –1.05%), a –15% Index Return on the Indonesia Index (which would result in a Weighted Index Component Return on the Indonesia Index equal to –1.50%) and a –5% Index Return on the MSCI-EM Index (which would result in a Weighted Index Component Return on the MSCI-EM equal to –0.50%), which would result in a corresponding total return on the Securities of approximately –2.38%.

Risk Factors

Owning the Securities is not the same as owning the Basket Constituent Stocks.

The return on your Securities may not reflect the return you would realize if you actually owned the Basket Constituent Stocks. This is the case because the level of the Basket Indices are calculated in part by reference to the prices of the Basket Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the respective levels of the Basket Indices increase during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Securities declines.

Changes that affect the Basket Indices will affect the market value of the Securities and the amount you will receive at maturity.

The policies of Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. (the “S&P Index Sponsor”) with respect to the S&P Index, STOXX Limited (a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange) (the “EURO STOXX Index Sponsor”), with respect to the EURO STOXX Index, the Korean Stock Exchange (the “KOSPI2 Index Sponsor”) with respect to KOSPI2 Index, FTSE International Limited (the “FTSE 100 Index Sponsor”) with respect to the FTSE 100 Index and Morgan Stanley Capital International Inc. (“MSCI”) with respect to the Malaysia Index, Thailand Index, Indonesia Index and the MSCI-EM Index (the “MSCI Indices Sponsor” and together with the S&P Index Sponsor, the EURO STOXX Index Sponsor, the KOSPI2 Index Sponsor and the FTSE 100 Index Sponsor, the “Index Sponsors”) concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its respective Basket Index and, therefore, could affect the amount payable on the Securities at maturity, and the market value of the Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur or if the Index Ending Level with respect to any Basket Index is not available because of a market disruption event or for any other reason, the calculation agent—which initially will be UBS Securities LLC, an affiliate of UBS—may determine the Index Ending Level or fair market value of the Securities—and, thus, the amount payable at maturity—in a manner it considers appropriate, in its sole discretion.

There may not be an active trading market in the Securities—Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange, the Nasdaq Global Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

The Basket Return for the Securities will not be adjusted for changes in exchange rates related to the U.S. dollar that might affect the prices of the stocks comprising the Basket Indices.

Although all of the Basket Constituent Stocks except for the Basket Constituent Stocks included in the S&P Index are traded in currencies other than U.S. dollars, and the Securities are denominated in U.S.

Risk Factors

dollars, the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Basket Constituent Stocks are denominated (except with respect to the amount payable on the Securities attributable to changes in the level of the Malaysia Index, the Indonesia Index and the MSCI-EM Index). Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the respective Index Returns and, in turn, the respective Weighted Index Component Returns. The amount we pay in respect of the Securities on the maturity date will be based solely upon the respective Weighted Index Component Returns. See “Specific Terms of the Securities—Payment at Maturity” beginning on page S-46.

You may be subject to foreign exchange currency risk because the Malaysia Index, but not the securities underlying the Malaysia Index, the Indonesia Index and the MSCI-EM Index, are denominated in U.S. dollars.

The Malaysia Index, the Indonesia Index and the MSCI-EM Index, but not the securities underlying the Malaysia Index, the Indonesia Index and the MSCI-EM Index, are denominated in U.S. dollars. Because the prices of the equity securities comprising the Malaysia Index, the Indonesia Index and the MSCI-EM Index will be converted by the sponsor of such index into U.S. dollars for the purposes of calculating the value of the Malaysia Index, the Indonesia Index and the MSCI-EM Index, holders of the Securities will be exposed to foreign currency exchange rate risk with respect to any such equity securities. An investor’s net exposure to such risk will depend on the extent to which the currency of such equity securities strengthen or weaken relative to the U.S. dollar and on the relative weighting of the Malaysia Index, the Indonesia Index and the MSCI-EM Index within the Basket. If the U.S. dollar strengthens relative to the currency of the index components comprising the Malaysia Index, the Indonesia Index and the MSCI-EM Index, the value of the Malaysia Index, the Indonesia Index and the MSCI-EM Index may be adversely affected, and the payment at maturity of the Securities may be reduced. Of particular importance to potential currency exchange risk are:

†  existing and expected rates of inflation;

†  existing and expected interest rate levels;

†  the balance of payments; and

†  the extent of governmental surpluses or deficits in the relevant foreign countries and the United States.

These factors are also sensitive to the monetary, fiscal and trade policies pursued by the governments of Malaysia, Indonesia, the countries represented in the MSCI-EM Index, the United States and other countries important to international trade and finance.

The market value of the Securities may be influenced by many unpredictable factors, including volatile equities prices.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the levels of the Basket Indices on any day will affect the market value of the Securities more than any other factor. Other factors referenced below that may influence the market value of the Securities include:

†  the volatility of each Basket Index (i.e., the frequency and magnitude of changes in the level of each Basket Index);

†  the market prices of the Basket Constituent Stocks;

Risk Factors

†  the composition of each Basket Index and changes to its Basket Constituent Stocks;

†  the dividend rate paid on Basket Constituent Stocks (while not paid to the holders of the Securities, dividend payments on Basket Constituent Stocks may influence the market price of Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Securities);

†  the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Basket Constituent Stocks are denominated;

†  interest rates in the U.S. market and in each market related to the Basket Constituent Stocks;

†  the time remaining to the maturity of the Securities;

†  supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;

†  economic, financial, political, regulatory, judicial or other events that affect the levels of the Basket Indices or the market price of the Basket Constituent Stocks or that affect stock markets generally; and

†  the creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Historical performance of the Basket Indices should not be taken as an indication of the future performance of the Basket Indices during the term of the Securities.

The trading prices of the Basket Constituent Stocks will determine the level of each Basket Index. The historical performance of each Basket Index should not be taken as an indication of the future performance of each Basket Index. As a result, it is impossible to predict whether the level of any Basket Index will rise or fall. Trading prices of the Basket Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Basket Constituent Stocks discussed above.

The formula for determining your payment at maturity does not take into account all developments in the Basket Indices.

Changes in the level of the Basket Indices during the term of the Securities before any of the Averaging Dates, including the final valuation date, will not be reflected in the calculation of the amount payable, if any, at maturity. The calculation agent will calculate your payment at maturity by comparing only the level of each Basket Index on the trade date relative to the average of the closing levels of each Basket Index on each of the Averaging Dates, including the final valuation date. No other levels will be taken into account. As a result, you may lose some or all of your investment even if a particular Basket Index has risen at certain times during the term of the Securities before falling to a level below its starting level on the final valuation date.

The payment on your Securities may be less than it would have been had the calculation of the Index Return of each Basket Index been linked to the actual, rather than the averaged, return on the respective Basket Indices.

The amount that you will be paid on your Securities at maturity, if any, will depend upon the Index Return of each Basket Index, which in turn will depend upon the average of the closing levels of the respective Basket Indices on each of the Averaging Dates, including the final valuation date. Because the Index Return of each Basket Index will be based on such average closing levels, the payment on your Securities may be significantly less than the actual return on the Basket Indices over the life of the offered Securities. For example, the difference between the Index Ending Level (which is calculated using the averaging method) of a particular Basket Index and the actual level of such Basket Index could be significantly large

Risk Factors

if there is a significant increase or decrease in the level of that index during the period between the dates that the first and last Averaging Dates occur.

You will not receive interest payments on the Securities or dividend payments on the Basket Constituent Stocks or have shareholder rights in the Basket Constituent Stocks.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As an owner of the Securities, you will not have voting rights or any other rights that holders of the Basket Constituent Stocks may have.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

Trading and other transactions by UBS or its affiliates in the Basket Constituent Stocks, futures, options, exchange-traded funds or other derivative products on the Basket Constituent Stocks or one or more of the Basket Indices, may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-52, we or one or more affiliates may hedge our obligations under the Securities by purchasing the Basket Constituent Stocks, futures or options on the Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Basket Constituent Stocks or one or more of the Basket Indices, and we may adjust these hedges by, among other things, purchasing or selling the Basket Constituent Stocks, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Basket Constituent Stocks and the level of one or more of the Basket Indices and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in the Basket Constituent Stocks and other investments relating to the Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block trades. Any of these activities could adversely affect the market price of the Basket Constituent Stocks, and the level of one or more Basket Indices and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Basket Constituent Stocks or one or more Basket Indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Basket Indices and the Basket Constituent Stocks that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the

Risk Factors

Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Basket Indices, could be adverse to such holders’ interests as beneficial owners of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the underlying assets, index or indices to which the Securities are linked or the market value of the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions are inconsistent with the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying assets, index or indices to which the Securities are linked.

UBS and its affiliates have no affiliation with the Index Sponsors and are not responsible for their public disclosure of information.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in “The Indices” beginning on page S-17) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If the Index Sponsors discontinue or suspend the calculation of their respective Basket Index, it may become difficult to determine the market value of the Securities or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See “Specific Terms of the Securities—Market Disruption Event” on page S-48 and “Specific Terms of the Securities—Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation” on page S-50. The Index Sponsors are not involved in the offer of the Securities in any way and have no obligation to consider your interest as an owner of Securities in taking any actions that might affect the value of your Securities.

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Securities, should make your own investigation into the Basket Indices and the Index Sponsors.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity. For a fuller description of the calculation agent’s role, see “Specific Terms of the Securities—Role of Calculation

Risk Factors

Agent” on page S-51. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Constituent Stocks or one or more of the Basket Indices has occurred or is continuing on the day when the calculation agent will determine the ending level for a particular Basket Index. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent can postpone the determination of the Index Ending Level for any Basket Index or the maturity date if a market disruption event occurs on the Averaging Dates or the final valuation date.

The determination of the Index Ending Level for any Basket Index may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the Averaging Dates or on the final valuation date in respect of one or more Basket Indices. If such a postponement occurs, then the calculation agent will instead use the closing level of the particular Basket Index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will an Averaging Date or the final valuation date for the Securities be postponed by more than ten business days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten business days. If an Averaging Date or the final valuation date are postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the Averaging Date or the final valuation date. If a market disruption event occurs or is occurring on the last possible Averaging Date or final valuation date, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities—Market Disruption Event” on page S-48.

An investment in the Securities is subject to risks associated with non-U.S. securities markets.

All of the Basket Constituent Stocks except for the Basket Constituent Stocks included in the S&P Index have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

Risk Factors

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “What are the tax consequences of the Securities?” in the summary section on page S-5, “Supplemental U.S. Tax Considerations” on page S-54, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

The Indices

The Korea KOSPI™ 200 Index

All information in this prospectus supplement regarding the Korea KOSPI 200 Index (the “KOSPI2 Index”), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by the Korea Stock Exchange (“KSE”). KSE owns the copyright and all other rights to the KOSPI2 Index. KSE has no obligation to continue to publish, and may discontinue publication of, the KOSPI2 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the KOSPI2 Index is not an indication of future performance. Future performance of the KOSPI2 Index may differ significantly from historical performance, either positively or negatively.

The KOSPI2 Index, which is the underlying index for stock index futures and options trading, is composed of 200 blue chips and accounts for about 90% of the total market capitalization of the KSE. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in the industry groups they belong. The base date for the index is January 3, 1990 and the base index is 100.

The Korea Stock Exchange

The KSE’s predecessor, the Daehan Stock Exchange, was established in 1956. The KSE is a typical order-driven market, where buy and sell orders compete for best prices. The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms. According to the KSE’s 2004 Annual Report, as of June 2004, the KSE had 29 regular member firms and 20 special members.

Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KSE uses electronic trading procedures, from order placement to trade confirmation. The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 to 8:30 a.m., orders are matched at previous day’s respective closing prices. Starting from May 30, 2005, the after-hours trading session in the KSE has been extended from 3:10 p.m. - 4:00 p.m. to 3:10 p.m. - 6:00 p.m., and off-hours single price auction was introduced as the Korea ECN, the night market in Korea, shut down its business. From 3:10 p.m. to 3:30 p.m., orders are matched at the closing price of the regular session, and from 3:30 p.m. to 6:00 p.m., orders are executed every 30 minutes at the single price. The price change limit is 5 percent of the closing price of the regular session.

On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by “fake” orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55-9:00 a.m. (or 2:55-3:00 p.m.), deviates from the provisional opening (or closing) price by 5 percent or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KSE makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10-9:00 a.m. (or 2:50-3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

The Indices

The KSE sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15 percent, which meant that the price of each stock could neither fall nor rise by more than 15 percent from the previous day’s closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock. In such cases, the KSE requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI2 Index falls by 10 percent or more from the previous day’s closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

As a result of the foregoing, variations in the KOSPI2 Index may be limited by suspension of trading of the KOSPI2 Index Constituent Stocks, individually or in the aggregate, which may in turn adversely affect the value of the Securities.

Stocks included in the KOSPI2 Index

According to publicly available information as of June 29, 2007, the top fifty securities comprising the KOSPI2 Index consist of the companies listed below. The weighting of each of the KOSPI2 Index Constituent Stocks within the Index is also provided.

COMPONENT	% WEIGHT
Samsung Electronics Co Ltd	12.37%
POSCO	6.05%
Kookmin Bank	4.50%
Hyundai Heavy Industries	3.67%
Shinhan Financial Group Co Ltd	3.36%
Korea Electric Power Corp	3.25%
SK Corp	2.57%
SK Telecom Co Ltd	2.42%
Hyundai Motor Co	2.24%
Woori Finance Holdings Co Ltd	2.02%
Hynix Semiconductor Inc	2.02%
KT Corp	1.69%
Shinsegae Co Ltd	1.68%
LG.Philips LCD Co Ltd	1.58%
Hana Financial Group Inc	1.57%
LG Electronics Inc	1.55%
Samsung Heavy Industries Co Ltd	1.55%
KT&G Corp	1.42%
Daewoo Shipbuilding & Marine Engineering	1.40%
Samsung Fire & Marine Insurance Co Ltd	1.25%
Doosan Heavy Industries and Construction	1.15%
Samsung Corp	1.11%
Hyundai Mobis	1.08%
Korea Exchange Bank	1.02%
Daewoo Engineering & Construction Co Ltd	0.96%
Industrial Bank Of Korea	0.94%
S-Oil Corp	0.92%

The Indices

The KOSPI2 Index (continued)
COMPONENT	% WEIGHT
Hyundai Engineering & Construction Co Lt	0.80%
GS Engineering & Construction Corp	0.79%
Hyundai Development Co	0.78%
Daewoo Securities Co Ltd	0.76%
Samsung Securities Co Ltd	0.74%
Daelim Industrial Co	0.71%
KT Freetel Co Ltd	0.69%
Hyundai Mipo Dockyard	0.68%
Hyundai Merchant Marine Co Ltd	0.67%
LG Chem Ltd	0.66%
Kia Motors Corp	0.66%
Doosan Infracore Co Ltd	0.64%
Kangwon Land Inc	0.64%
Hyundai Steel Co	0.61%
Hanjin Heavy Industries & Construction C	0.60%
Samsung Engineering Co Ltd	0.58%
Samsung Electro-Mechanics Co Ltd	0.56%
GS Holdings Corp	0.55%
KCC Corp	0.55%
Hanwha Corp	0.53%
Korean Air Lines Co Ltd	0.53%
Samsung Techwin Co Ltd	0.53%
Woori Investment & Securities Co Ltd	0.53%

Historical Closing Levels of the KOSPI2 Index

All historical data presented in the following graph on the KOSPI2 Index are not necessarily indicative of the future performance of the KOSPI2 Index or what the value of the Securities may be. Any historical upward or downward trend in the closing level of the KOSPI2 Index during any period set forth below is not any indication that the KOSPI2 Index is more or less likely to increase or decline at any time during the term of the Securities. UBS cannot make any assurance that the future performance of the KOSPI2 Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the KOSPI2 Index as of June 29, 2007 was 221.31. The actual KOSPI2 Index Starting Level will be the closing level of the KOSPI2 Index on the trade date.

The Indices

The following graph sets forth the historical performance of the KOSPI2 Index from January 31, 1997 through June 29, 2007.

Source: Bloomberg L.P.

License Agreement

We have entered into a non-exclusive license agreement with the KOSPI2 Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the KOSPI2 Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with the KOSPI2 Index Sponsor; the only relationship between the KOSPI2 Index Sponsor and us is the licensing of the use of the KOSPI2 Index and trademarks relating to the KOSPI2 Index.

The Securities are not sponsored, endorsed, sold or promoted by Korea Stock Exchange (KSE). KSE makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the KOSPI2 Index to track general stock market performance. KSE’s only relationship to UBS is the licensing of certain trademarks and trade names of KSE and of the KOSPI2 Index, which is determined, composed and calculated by KSE without regard to UBS or the Securities. KSE has no obligation to take our needs or the needs of owners of the Securities into consideration in determining, composing or calculating the KOSPI2 Index. KSE is not responsible for and has not participated in the determination of the prices and amount of the Securities or the timing of the issuance or sale of the Securities or in the determination or calculation of the equation by which the Securities are to be converted into cash. KSE has no obligation or liability in connection with the administration, marketing or trading of the Securities.

KSE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI2 INDEX OR ANY DATA INCLUDED THEREIN AND KSE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KSE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI2 INDEX OR ANY DATA INCLUDED THEREIN. KSE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR

The Indices

PURPOSE OR USE WITH RESPECT TO THE KOSPI2 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KSE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“KOSPI” is a trade mark / service mark of KSE and has been licensed for use by UBS.

The S&P 500® Index

We have derived all information regarding the S&P 500® Index (the “S&P Index”) contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the S&P Index, and may discontinue publication of the S&P Index.

The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies (the “S&P Index Constituent Stocks”) as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of May 31, 2007, 423 companies or 85.7% of the S&P Index by market capitalization traded on the New York Stock Exchange, 77 companies or 14.3% of the S&P Index by market capitalization traded on The Nasdaq Stock Market, and 0 companies or 0.0% of the S&P Index by market capitalization traded on the American Stock Exchange. As of May 31, 2007, the S&P Index represented approximately 74% of the market value of S&P’s internal database of over 6,488 equities. S&P chooses companies for inclusion in the S&P Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database of equities, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the S&P Index with the number of companies currently included in each group indicated in parentheses: Consumer Discretionary (89), Consumer Staples (39), Energy (32), Financials (90), Health Care (54), Industrials (52), Information Technology (75), Materials (28), Telecommunication Services (9) and Utilities (32). S&P may, from time to time, in its sole discretion, add companies to or delete companies from the S&P Index to achieve the objectives stated above.

S&P calculates the S&P Index by reference to the prices of the S&P Index Constituent Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the Securities will not reflect the return you would realize if you actually owned the S&P Index Constituent Stocks and received the dividends paid on such stocks.

Computation of the Index

S&P currently computes the S&P Index as of a particular time as follows:

†  the product of the market price per share and the number of then outstanding shares of each component stock, adjusted as described below, is determined as of that time (referred to as the “market value” of that stock);

†  the market values of all component stocks as of that time are aggregated;

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†  the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

†  the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the “base value”);

†  the current aggregate market value of all component stocks is divided by the base value; and

†  the resulting quotient, expressed in decimals, is multiplied by ten.

Prior to March 2005, the market value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In September 2004, S&P announced that it would transition to using a “float-adjusted” number of shares to calculate the Index, meaning that, with respect to each component stock, only the number of shares of such stock available to investors, rather than all of the outstanding shares, would be used to determine the component stock’s market value. The transition to float adjustment took place in two steps. The first step took place in March 2005, when S&P began calculating market value as the product of the market price per share and the average of the number of outstanding shares and the float-adjusted number of shares of a component stock. The second step took place in September 2005, when S&P began using only the float-adjusted number of shares to calculate market value.

S&P adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

†  the issuance of stock dividends;

†  the granting to shareholders of rights to purchase additional shares of stock;

†  the purchase of shares by employees pursuant to employee benefit plans;

†  consolidations and acquisitions;

†  the granting to shareholders of rights to purchase other securities of the issuer;

†  the substitution by S&P of particular component stocks in the Index; or

†  other reasons.

In these cases, S&P first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

Old Base Value x New Market Value = New Base Value
Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the S&P Index or any successor index. While S&P currently employs the above methodology to calculate the S&P Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Securities. S&P does not guarantee the accuracy or the completeness

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of the S&P Index or any data included in the S&P Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the S&P Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the S&P Index or the manner in which the S&P Index is applied in determining the amount payable at maturity.

Historical Closing Levels of the S&P 500® Index

Since its inception, the S&P Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the S&P Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities.

The historical Index levels do not give an indication of future performance of the S&P Index. UBS cannot make any assurance that the future performance of the S&P Index or the S&P Index Constituent Stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the S&P Index on June 29, 2007 was 1,503.35.

The graph below illustrates the performance of the S&P Index from January 31, 1997 through June 29, 2007.

Source: Bloomberg L.P.

License Agreement

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the S&P Index, in connection with securities, including the Securities. The S&P Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Securities are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the Index to track general stock market performance. S&P’s only relationship to UBS is the licensing of certain

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trademarks and trade names of S&P and of the S&P Index which is determined, composed and calculated by S&P without regard to UBS or the Securities. S&P has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the S&P Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s,” “S&P,” “S&P 500,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The Securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Securities.

The Dow Jones EURO STOXX 50® Index

We have derived all information regarding the Dow Jones EURO STOXX 50® Index (the “EURO STOXX Index”) contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the “EURO STOXX Index Sponsor”). The EURO STOXX Index Sponsor owns the copyright and all other rights to the EURO STOXX Index. The EURO STOXX Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX Index. We do not assume any responsibility for the accuracy or completeness of such information.

The EURO STOXX Index seeks to provide exposure to European large capitalization equity securities. The EURO STOXX Index universe is defined as all components of the 18 Dow Jones® EURO STOXX Supersector indices. The Dow Jones® EURO STOXX Supersector indices represent the Eurozone portion of the Dow Jones® STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 18 European countries. The EURO STOXX Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX Index Constituent Stocks are traded in Euros and in other European currencies.

For each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones® STOXX TMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the EURO STOXX Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional

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cases, the EURO STOXX Index Sponsor’s Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the EURO STOXX Index ranked between 41 and 60 are added as EURO STOXX Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the EURO STOXX Index contains 50 stocks. The EURO STOXX Index composition is reviewed annually in September and is subject to change.

The EURO STOXX Index is weighted by free-float market capitalization. Each component’s weight is capped at 10% of the EURO STOXX Index’s total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the EURO STOXX Index Constituent Stocks.

The EURO STOXX Index is denominated in Euros. The EURO STOXX Index Return will be calculated based on the closing levels of the EURO STOXX Index, as reported by Bloomberg L.P. under ticker symbol “SX5E.”

Stocks included in the EURO STOXX Index

According to publicly available information as of June 29, 2007, securities comprising the EURO STOXX Index (the “EURO STOXX Index Constituent Stocks”) consist of the companies listed below. The weighting of each of the EURO STOXX Index Constituent Stocks within the EURO STOXX Index is also provided. All data listed below is as of June 29, 2007.

Name	Sector	% Weight	Country
Total SA	Energy	5.82%	FRANCE
Siemens AG	Industrial	3.83%	GERMANY
E.ON AG	Utilities	3.67%	GERMANY
Banco Santander Central Hispano SA	Financial	3.65%	SPAIN
Nokia OYJ	Communications	3.48%	FINLAND
Allianz SE	Financial	3.32%	GERMANY
BNP Paribas	Financial	3.31%	FRANCE
Telefonica SA	Communications	3.04%	SPAIN
UniCredito Italiano SpA	Financial	2.95%	ITALY
ING Groep NV	Financial	2.92%	NETHERLANDS
DaimlerChrysler AG	Consumer, Cyclical	2.82%	GERMANY
ENI SpA	Energy	2.82%	ITALY
ABN AMRO Holding NV	Financial	2.77%	NETHERLANDS
Banco Bilbao Vizcaya Argentaria SA	Financial	2.76%	SPAIN
Societe Generale	Financial	2.71%	FRANCE
Sanofi-Aventis	Consumer, Non-cyclical	2.66%	FRANCE
AXA SA	Financial	2.45%	FRANCE
Deutsche Bank AG	Financial	2.42%	GERMANY
Intesa Sanpaolo SpA	Financial	2.27%	ITALY
Suez SA	Utilities	2.10%	FRANCE
BASF AG	Basic Materials	2.07%	GERMANY
Bayer AG	Basic Materials	1.83%	GERMANY
Fortis	Financial	1.75%	BELGIUM
Deutsche Telekom AG	Communications	1.75%	GERMANY
Iberdrola SA	Utilities	1.69%	SPAIN
Unilever NV	Consumer, Non-cyclical	1.69%	NETHERLANDS
Vivendi	Communications	1.57%	FRANCE
RWE AG	Utilities	1.57%	GERMANY
Koninklijke Philips Electronics NV	Industrial	1.54%	NETHERLANDS

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The EURO STOXX Index (continued)

Name	Sector	% Weight	Country
Assicurazioni Generali SpA	Financial	1.53%	ITALY
France Telecom SA	Communications	1.53%	FRANCE
SAP AG	Technology	1.45%	GERMANY
Enel SpA	Utilities	1.42%	ITALY
Cie de Saint-Gobain	Industrial	1.32%	FRANCE
Muenchener Rueckversicherungs AG	Financial	1.29%	GERMANY
Groupe Danone	Consumer, Non-cyclical	1.23%	FRANCE
Carrefour SA	Consumer, Non-cyclical	1.21%	FRANCE
Alcatel-Lucent	Communications	1.02%	FRANCE
Renault SA	Consumer, Cyclical	1.01%	FRANCE
Air Liquide	Basic Materials	1.01%	FRANCE
Repsol YPF SA	Energy	0.99%	SPAIN
L’Oreal SA	Consumer, Non-cyclical	0.98%	FRANCE
Credit Agricole SA	Financial	0.96%	FRANCE
Telecom Italia SpA	Communications	0.95%	ITALY
LVMH Moet Hennessy Louis Vuitton SA	Diversified	0.94%	FRANCE
Aegon NV	Financial	0.91%	NETHERLANDS
Lafarge SA	Industrial	0.86%	FRANCE
Endesa SA	Utilities	0.80%	SPAIN
Allied Irish Banks PLC	Financial	0.79%	IRELAND
Koninklijke Ahold NV	Consumer, Non-cyclical	0.62%	NETHERLANDS

Historical Closing Levels of the EURO STOXX Index

Since its inception, the EURO STOXX Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the EURO STOXX Index during any period shown below is not an indication that the value of the EURO STOXX Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical closing levels of the EURO STOXX Index do not give an indication of the future performance of the EURO STOXX Index. UBS cannot make any assurance that the future performance of the EURO STOXX Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the EURO STOXX Index as of June 29, 2007 was 4489.77.

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The graph below illustrates the performance of the EURO STOXX Index from January 31, 1997 through June 29, 2007.

Source: Bloomberg L.P.

License Agreement

We have entered into a non-exclusive license agreement with the EURO STOXX Index Sponsor, which grants us a license in exchange for a fee to use the EURO STOXX Index in connection with the issuance of certain securities, including the Securities.

“Dow Jones EURO STOXX 50®” is a service mark of the EURO STOXX Index Sponsor. The EURO STOXX Index Sponsor has no relationship to UBS, other than the licensing of the EURO STOXX Index and its service marks for use in connection with the Securities.

The EURO STOXX Index Sponsor does not:

†  Sponsor, endorse, sell or promote the Securities.

†  Recommend that any person invest in the Securities or any other financial products.

†  Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Securities.

†  Have any responsibility or liability for the administration, management or marketing of the Securities.

†  Consider the needs of the Securities or the owners of the Securities in determining, composing or calculating the EURO STOXX Index or have any obligation to do so.

The EURO STOXX Index Sponsor will not have any liability in connection with the Securities. Specifically, the EURO STOXX Index Sponsor does not make any warranty, express or implied, and the EURO STOXX Index Sponsor disclaims any warranty about:

†  the results to be obtained by the Securities, the owner of the Securities or any other person in connection with the use of the EURO STOXX Index and the data included in the EURO STOXX Index;

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†  the accuracy or completeness of the EURO STOXX Index or its data;

†  the merchantability and the fitness for a particular purpose or use of the EURO Stoxx Index or its data;

†  the EURO STOXX Index Sponsor will have no liability for any errors, omissions or interruptions in the EURO Stoxx Index or its data; and

†  under no circumstances will the EURO STOXX Index Sponsor be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the EURO STOXX Index Sponsor knows that they might occur.

The licensing relating to the use of the EURO STOXX Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

The FTSETM 100 Index

We have derived all information regarding the FTSETM 100 Index (the “FTSE 100 Index”) contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, FTSE International Limited (“FTSE” also, the “FTSE 100 Index Sponsor”). The FTSE 100 Index Sponsor has copyright and all other rights to the FTSE 100 Index. The FTSE 100 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the FTSE 100 Index. We do not assume any responsibility for the accuracy or completeness of such information.

The FTSE 100 Index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is a capitalization-weighted index and consists of the 100 most highly capitalized companies traded on the London Stock Exchange (the “Exchange”). To qualify, companies must have a full listing on the Exchange with a Sterling or Euro denominated price on SETS, subject to eligibility screens. The FTSE Europe/Middle East/Africa Regional (“EMEA”) Committee meets quarterly, on the Wednesday after the first Friday in March, June, September and December, to review the constituents of the FTSE 100 Index. A constant number of constituents are maintained for the FTSE 100 Index. For the purposes of computing the FTSE 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes are made quarterly after the close of business on the third Friday of March, June, September and December. However, if a corporate action is applied to a FTSE 100 Index constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action, and if accumulated changes in the number of shares in issue add up to 10% or more, or when an accumulated share change represents US$2 billion of a company’s total market capitalization, such changes are implemented between quarters. A minimum of 4 days notice is given to users of the FTSE 100 Index. WM/Reuters Spot Rates are used to convert the market capitalization into U.S. dollars. The US$2 billion threshold may be adjusted annually in December by the FTSE Equity Indices Committee, and such adjustment would be applied for the first time at the next review in March of the following year.

The FTSE 100 Index is calculated in real-time and published every 15 seconds during the FTSE 100 Index opening hours, using real time prices. The FTSE 100 Index Return is calculated based on the closing levels of the FTSE 100 Index, as reported by Bloomberg L.P. under ticker symbol “UKX.”

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Stocks Included in the FTSE 100 Index

According to publicly available information on June 29, 2007, securities comprising the FTSE 100 Index (the FTSE 100 Index Constituent Stocks) consist of the companies listed below. As of June 29, 2007, the top fifty constituent stocks of the FTSE 100 Index were as follows.

Name	Sector	% Weight
BP PLC	Energy	7.32%
HSBC Holdings PLC	Financial	6.77%
Vodafone Group PLC	Communications	5.58%
GlaxoSmithKline PLC	Consumer, Non-cyclical	4.75%
Royal Dutch Shell PLC	Energy	4.73%
Royal Bank of Scotland Group PLC	Financial	3.81%
Royal Dutch Shell PLC	Energy	3.64%
Barclays PLC	Financial	2.88%
Anglo American PLC	Basic Materials	2.77%
AstraZeneca PLC	Consumer, Non-cyclical	2.55%
Rio Tinto PLC	Basic Materials	2.42%
HBOS PLC	Financial	2.33%
Tesco PLC	Consumer, Non-cyclical	2.11%
BHP Billiton PLC	Basic Materials	2.04%
Lloyds TSB Group PLC	Financial	1.98%
BG Group PLC	Energy	1.77%
Diageo PLC	Consumer, Non-cyclical	1.75%
BT Group PLC	Communications	1.73%
British American Tobacco PLC	Consumer, Non-cyclical	1.65%
Standard Chartered PLC	Financial	1.44%
Xstrata PLC	Basic Materials	1.38%
Unilever PLC	Consumer, Non-cyclical	1.34%
National Grid PLC	Utilities	1.27%
Reckitt Benckiser PLC	Consumer, Non-cyclical	1.24%
Aviva PLC	Financial	1.22%
Prudential PLC	Financial	1.11%
Imperial Tobacco Group PLC	Consumer, Non-cyclical	0.99%
Cadbury Schweppes PLC	Consumer, Non-cyclical	0.90%
Centrica PLC	Utilities	0.90%
SABMiller PLC	Consumer, Non-cyclical	0.90%
BAE Systems PLC	Industrial	0.86%
Scottish & Southern Energy PLC	Utilities	0.78%
Man Group PLC	Financial	0.73%
Marks & Spencer Group PLC	Consumer, Cyclical	0.67%
J Sainsbury PLC	Consumer, Non-cyclical	0.64%
Legal & General Group PLC	Financial	0.62%
Rolls-Royce Group PLC	Industrial	0.62%
Old Mutual PLC	Financial	0.59%
WPP Group PLC	Communications	0.58%
British Sky Broadcasting Group PLC	Communications	0.53%
Reed Elsevier PLC	Communications	0.52%
Land Securities Group PLC	Financial	0.52%
WM Morrison Supermarkets PLC	Consumer, Non-cyclical	0.51%
Wolseley PLC	Consumer, Cyclical	0.50%
Reuters Group PLC	Communications	0.49%
Hanson PLC	Industrial	0.49%
Imperial Chemical Industries PLC	Basic Materials	0.47%
British Land Co PLC	Financial	0.44%
Standard Life PLC	Financial	0.44%
Compass Group PLC	Consumer, Cyclical	0.44%

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The London Stock Exchange

The London Stock Exchange (the “Exchange”), one of the world’s leading stock exchanges, organizes, operates and regulates key aspects of the United Kingdom’s capital market. All securities listed in the FTSE 100 Index must be listed on the Exchange. The Exchange is subject to the law of the United Kingdom, which stipulates the concept of self-regulation and compliance with international standards. The Exchange has two primary markets—the Main Market and AIM. More than 300 firms worldwide trade as members of the Exchange.

Historical Closing Levels of the FTSE 100 Index

Since its inception, the FTSE 100 Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the FTSE 100 Index during any period shown below is not an indication that the value of the FTSE 100 Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical closing levels of the FTSE 100 Index do not give any indication of the future performance of the FTSE 100 Index. UBS cannot make any assurance that the future performance of the FTSE 100 Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the FTSE 100 Index as of June 29, 2007 was 6607.9.

The following graph sets forth the historical performance of the FTSE 100 Index from January 31, 1997, through June 29, 2007.

License Agreement

We have entered into a non-exclusive license agreement with FTSE, which allows us and our affiliates, in exchange for a fee, to use the FTSE 100 Index in connection with the issuance of certain securities, including the Securities. We are not affiliated with FTSE; the only relationship between FTSE and us is the licensing of the use of the FTSE 100 Index and trademarks relating to the FTSE 100 Index. All rights to the FTSE 100 Index are owned by FTSE, the publisher of the FTSE 100 Index.

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The Securities are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited (“FTSE”) or by the London Stock Exchange Plc (the “Exchange”) or by The Financial Times Limited (“FT”) and neither FTSE nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSETM 100 Index (the “Index”) and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by FTSE. However, neither FTSE nor Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE nor Exchange nor FT shall be under any obligation to advise any person of any error therein. “FTSETM”, “FTSE®”, “FT-SE®”, and “Footsie®” are trade marks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited (“FTSE”) under license. “All-World”, “All-Share” and “All-Small” are trade marks of FTSE International Limited.

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The Malaysia, Thailand, MSCI-EM and Indonesia Indices (the “MSCI Indices”)

The Malaysia Index

The MSCI® Malaysia IndexSM (the Malaysia Index”) is a free float-adjusted market capitalization index that is designed to measure equity market performance in Malaysia. The Malaysia Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol “MSDUMAF.”

As of June 29, 2007, the components of the Malaysia Index and their weights were as follows.

COMPONENT	% WEIGHT
Bumiputra-Commerce Hldgs	10.29%
Malayan Banking	8.44%
IOI Corp	6.51%
Genting	5.53%
Tenaga Nasional	5.36%
Sime Darby	5.25%
MISC Fgn	4.02%
Telekom Malaysia	3.82%
Public Bank Fgn	3.78%
Resorts World	3.16%
YTL Corp	2.49%
AMMB Holdings	2.17%
British Amer Tobacco My	2.10%
Gamuda	2.03%
Kuala Lumpur Kepong	2.00%
Petronas Gas	1.89%
Golden Hope Plantations	1.81%
Plus Expressways	1.74%
IJM Corp	1.63%
SP Setia	1.58%
Tanjong	1.56%
Berjaya Sports Toto	1.42%
PPB Group	1.31%
Bursa Malaysia	1.29%
RHB Capital	1.12%
Hong Leong Bank	1.09%
UMW Holdings	1.06%
Magnum Corp	1.01%
Malaysia Mining Corp	0.86%
UEM World	0.86%
Malaysian Resources (New	0.76%
IGB Corp	0.72%
Petronas Dagangan	0.72%
Media Prima	0.72%
Lafarge Malayan Cement	0.72%
Astro All Asia Networks	0.63%
Proton Holdings	0.60%
AirAsia Bhd	0.57%
Star Publications (Mal)	0.56%
KLCC Property Holdings	0.56%
Malaysian Airline System	0.54%

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The Malaysia Index (continued)

COMPONENT	% WEIGHT
Shell Refining Co (FOM)	0.51%
Hong Leong Financial Grp	0.49%
Mulpha International	0.49%
TA Enterprise	0.47%
POS Malaysia & Services	0.47%
Multi-Purpose Holdings	0.46%
Highlands & Lowlands	0.42%
DRB-Hicom	0.40%
IOI Properties	0.40%
Scomi Group	0.39%
Malaysian Bulk Carriers	0.38%
Malaysian Pacific Ind	0.30%
Guinness Anchor	0.29%
Transmile Group	0.24%

Historical Closing Levels of the Malaysia Index

All historical data presented in the following graph on the Malaysia Index are not necessarily indicative of the future performance of the Malaysia Index or what the value of the Securities may be. Any historical upward or downward trend in the closing level of the Malaysia Index during any period set forth below is not any indication that the Malaysia Index is more or less likely to increase or decline at any time during the term of the Securities. UBS cannot make any assurances that the future performance of the Malaysia Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the Malaysia Index on June 29, 2007 was 366.56. The actual Malaysia Index Starting Level will be the closing level of the Malaysia Index on the trade date.

The following graph sets forth the historical performance of the Malaysia Index from January 31, 1997 through June 29, 2007.

Source: Bloomberg L.P.

The Indices

The Thailand Index

The MSCI® Thailand IndexSM (the “Thailand Index”) is a free float-adjusted market capitalization index that is designed to measure equity market performance in Thailand. The Thailand Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol “MXTH.”

As of June 29, 2007, the components of the Thailand Index and their weights were as follows.

COMPONENT	% WEIGHT
PTT PCL	16.25%
PTT Exploration & Production PCL	8.88%
Bangkok Bank PCL	8.16%
Kasikornbank PCL	6.40%
Siam Cement PCL	5.75%
Advanced Info Service PCL	5.39%
Siam Commercial Bank PCL	5.14%
IRPC PCL	4.13%
Bangkok Bank PCL	3.35%
Banpu PCL	2.92%
Kasikornbank PCL	2.78%
Siam Cement PCL	2.45%
Krung Thai Bank PCL	2.34%
PTT Chemical PCL	2.30%
Rayong Refinery PCL	1.99%
Airports of Thailand PCL	1.81%
Thai Airways International Pcl	1.58%
CP Seven Eleven PCL	1.54%
BEC World PCL	1.48%
Electricity Generating PCL	1.42%
Central Pattana PCL	1.25%
Siam City Cement Pcl	1.23%
Ratchaburi Electricity Generating Holdin	1.21%
Hana Microelectronics Pcl	1.17%
Land and Houses PCL	1.14%
Charoen Pokphand Foods PCL	1.12%
Glow Energy PCL	1.12%
Aromatics Thailand PCL	1.09%
True Corp PCL	1.03%
Land and Houses PCL	0.91%
Precious Shipping PCL	0.78%
Thanachart Capital PCL	0.68%
Bangkok Expressway PCL	0.64%
Siam Makro PCL	0.61%

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Historical Closing Levels of the Thailand Index

All historical data presented in the following graph on the Thailand Index are not necessarily indicative of the future performance of the Thailand Index or what the value of the Securities may be. Any historical upward or downward trend in the closing level of the Thailand Index during any period set forth below is not any indication that the Thailand Index is more or less likely to increase or decline at any time during the term of the Securities. UBS cannot make any assurances that the future performance of the Thailand Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the Thailand Index on June 29, 2007 was 312.85. The actual Thailand Index starting level will be the closing level of the Thailand Index on the trade date.

The following graph sets forth the historical performance of the Thailand Index from January 31, 1997 through June 29, 2007.

Source: Bloomberg L.P.

The Indices

The MSCI® Emerging Markets IndexSM

We have derived information regarding the MSCI® Emerging Markets IndexSM (the “MSCI-EM Index”) contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Morgan Stanley Capital International Inc. (“MSCI”). We do not assume any responsibility for the accuracy or completeness of such information. MSCI has no obligation to continue to publish the MSCI-EM Index, and may discontinue publication of the MSCI-EM Index.

The MSCI-EM Index is a free float-adjusted market capitalization index designed to measure equity market performance in the global emerging markets. As of June 29, 2007, the index comprised 27 emerging market economies, which were Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, South Korea, Sri Lanka, Taiwan, Thailand, Turkey and Venezuela.

As of June 29, 2007, the MSCI-EM Index was weighted by sector as follows:

Sector	Weights
Financial	21.49%
Energy	15.08%
Communications	12.49%
Basic Materials	12.64%
Industrial	11.31%
Technology	8.99%
Consumer, Cyclical	6.35%
Consumer, Non-cyclical	6.09%
Utilities	3.42%
Diversified	2.16%
Grand Total	100.00%

Source: Bloomberg L.P.

The Indices

As of June 29, 2007, the top fifty constituent stocks of the MSCI-EM Index were as follows:

Name	Sector	% Weight	Country
Gazprom OAO	Energy	3.40%	RUSSIA
America Movil SAB de CV	Communications	1.95%	MEXICO
China Mobile Ltd	Communications	1.84%	HONG KONG
Cia Vale do Rio Doce	Basic Materials	1.24%	BRAZIL
LUKOIL	Energy	1.23%	RUSSIA
HON HAI Precision Industry Co Ltd	Industrial	1.21%	TAIWAN
Cia Vale do Rio Doce	Basic Materials	1.03%	BRAZIL
Kookmin Bank	Financial	1.01%	SOUTH KOREA
Cemex SAB de CV	Industrial	0.90%	MEXICO
China Life Insurance Co Ltd	Financial	0.87%	CHINA
Banco Bradesco SA	Financial	0.79%	BRAZIL
Banco Itau Holding Financeira SA	Financial	0.75%	BRAZIL
Infosys Technologies Ltd	Technology	0.73%	INDIA
China Petroleum & Chemical Corp	Energy	0.64%	CHINA
CNOOC Ltd	Energy	0.59%	HONG KONG
China Construction Bank Corp	Financial	0.58%	CHINA
Impala Platinum Holdings Ltd	Basic Materials	0.56%	SOUTH AFRICA
Industrial & Commercial Bank of China	Financial	0.55%	CHINA
Hyundai Heavy Industries	Industrial	0.54%	SOUTH KOREA
ICICI Bank Ltd	Financial	0.50%	INDIA
Cia de Bebidas das Americas	Consumer, Non-cyclical	0.47%	BRAZIL
Grupo Televisa SA	Communications	0.47%	MEXICO
Cathay Financial Holding Co Ltd	Financial	0.45%	TAIWAN
Hyundai Motor Co	Consumer, Cyclical	0.42%	SOUTH KOREA
Anglo Platinum Ltd	Basic Materials	0.39%	SOUTH AFRICA
Korea Electric Power Corp	Utilities	0.39%	SOUTH KOREA
Bank of China Ltd	Financial	0.39%	CHINA
China Shenhua Energy Co Ltd	Energy	0.39%	CHINA
CEZ	Utilities	0.37%	CZECH
AU Optronics Corp	Industrial	0.35%	TAIWAN
Formosa Plastics Corp	Basic Materials	0.35%	TAIWAN
China Steel Corp	Basic Materials	0.35%	TAIWAN
Gold Fields Ltd	Basic Materials	0.32%	SOUTH AFRICA
Housing Development Finance Corp	Financial	0.32%	INDIA
Chunghwa Telecom Co Ltd	Communications	0.31%	TAIWAN
FirstRand Ltd	Financial	0.31%	SOUTH AFRICA
Fomento Economico Mexicano SAB de CV	Consumer, Non-cyclical	0.29%	MEXICO
Bumiputra-Commerce Holdings Bhd	Financial	0.28%	MALAYSIA
China Telecom Corp Ltd	Communications	0.28%	CHINA
Asustek Computer Inc	Industrial	0.27%	TAIWAN
Gerdau SA	Basic Materials	0.27%	BRAZIL
KT&G Corp	Consumer, Non-cyclical	0.27%	SOUTH KOREA
LG Electronics Inc	Industrial	0.27%	SOUTH KOREA
Grupo Mexico SAB de CV	Basic Materials	0.27%	MEXICO
InnoLux Display Corp	Technology	0.26%	TAIWAN
China Communications Construction Co Ltd	Industrial	0.26%	CHINA
Bank Pekao SA	Financial	0.24%	POLAND
Malayan Banking Bhd	Financial	0.23%	MALAYSIA
Empresas COPEC SA	Diversified	0.23%	CHILE
KT Corp	Communications	0.22%	SOUTH KOREA

The Indices

Historical Closing Levels of the MSCI-EM Index

All historical data presented in the following graph on the MSCI-EM Index are not necessarily indicative of the future performance of the MSCI-EM Index or what the value of the Securities may be. Any historical upward or downward trend in the closing level of the MSCI-EM Index during any period set forth below is not any indication that the MSCI-EM Index is more or less likely to increase or decline at any time during the term of the Securities. UBS cannot make any assurances that the future performance of the MSCI-EM Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the MSCI-EM Index on June 29, 2007 was 1059.69. The actual MSCI-EM Index Starting Level will be the closing level of the MSCI-EM Index on the trade date.

The following graph sets forth the historical performance of the MSCI-EM Index from January 31, 1997 through June 29, 2007.

Source: Bloomberg L.P.

The Indonesia Index

The MSCI Indonesia IndexSM (the “Indonesia Index”) is a free float-adjusted market capitalization index that is designed to measure equity market performance in Indonesia. The Indonesia Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol “MSEUSINF.”

As of June 29, 2007, the components of the Indonesia Index and their weights were as follows.

COMPONENT	% WEIGHT
Telekomunikasi Indonesia	24.43%
Bumi Resources	9.77%
Astra International	8.42%
Bank Central Asia	8.19%
BanK Rakyat Indonesia	7.75%
Bank Mandiri	5.50%
Perusahaan Gas Negara	4.75%
Indosat	3.91%
Bank Danamon	2.92%
Int’l Nickel Indonesia	2.71%

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The Indonesia Index (continued)

COMPONENT	% WEIGHT
United Tractors	2.60%
Unilever Indonesia	2.52%
IndofooD Sukses Makmur	2.12%
Aneka Tambang	2.06%
Semen Gresik	1.88%
Kalbe Farma	1.74%
Gudang Garam	1.58%
Indocement	1.42%
Astra Agro Lestari	1.33%
Berlian Laju Tanker	1.15%
Bank Pan Indonesia	0.95%
Energi Mega Persada	0.85%
Bank Int’l Indonesia	0.84%
Ramayana Lestari Sentosa	0.61%

Historical Closing Levels of the Indonesia Index

All historical data presented in the following graph on the Indonesia Index are not necessarily indicative of the future performance of the Indonesia Index or what the value of the Securities may be. Any historical upward or downward trend in the closing level of the Indonesia Index during any period set forth below is not any indication that the Indonesia Index is more or less likely to increase or decline at any time during the term of the Securities. UBS cannot make any assurances that the future performance of the Indonesia Index or its component stocks will result in holders of the Securities receiving a positive return on their investment. The closing level of the Indonesia Index on June 29, 2007 was 503.52. The actual Indonesia Index starting level will be the closing level of the Indonesia Index on the trade date.

The following graph sets forth the historical performance of the Indonesia Index from January 31, 1997 through June 29, 2007.

Source: Bloomberg L.P.

The Indices

The Malaysia, Thailand, MSCI-EM and Indonesia Indices are part of a series of indexes sponsored by MSCI called the “MSCI Standard Index Series.”

All information in this prospectus supplement regarding the MSCI Indices, including, without limitation, their make-up, method of calculation and changes in their components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (the “MSCI Indices Sponsor”). The MSCI Indices Sponsor has no obligation to continue to publish, and may discontinue publication of, the MSCI Indices. We no not assume any responsibility for the accuracy or completeness of such information. Historical performance of the MSCI Indices is not an indication of future performance. Future performance of the MSCI Indices may differ significantly from historical performance, either positively or negatively.

Constructing the MSCI Standard Index Series

MSCI undertakes an index construction process which involves:

†  Defining the equity universe.

†  Adjusting the total market capitalization of all securities in the universe for free floating available to foreign investors.

†  Classifying the universe of securities under the Global Industry Classification Standard (“GICS”).

†  Selecting securities for inclusion according to MSCI’s index construction rules and guidelines.

Defining the Equity Universe

The index construction process starts at the country level, with the identification of the universe of investment opportunities.

MSCI classifies each company and its securities in one and only one country. This allows securities to be sorted distinctly by their respective countries. In general, companies and their respective securities are classified as belonging to the country in which they are incorporated. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except investment trusts, mutual funds and equity derivatives, are eligible for inclusion in the universe. Generally, only equity or equity-like securities that are listed in the country of classification are included in the universe.

Adjusting the Total Market Capitalization of Securities for Free Float

After identifying the universe of securities, MSCI calculates the free float-adjusted market capitalization of each security in that universe. The process of free floating-adjusting market capitalization involves:

†  Defining and estimating the free float available to foreign investors for each security, using MSCI’s definition of free float.

†  Assigning a free float-adjustment factor to each security.

†  Calculating the free float-adjustment market capitalization of each security.

MSCI defines the free float of a security as the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors. In practice, limitations on free float available to international investors include:

†  Strategic and other shareholdings not considered part of available free float.

The Indices

†  Limits on share ownership for foreign investors.

†  Other foreign investment restrictions.

MSCI’s estimation of free float is based solely on publicly available shareholder information obtained from multiple information sources. For each security, all available shareholdings are considered where public data is available, regardless of the size of the shareholding. Construction may be conducted with analysts, other industry experts and official company contracts, particularly where disclosure standards or data quality make the estimation of free float difficult.

Classifying the universe of securities under the Global Industry Classification Standard

In addition to the free floating-adjustment of market capitalization, all securities in the universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P, the Global Industry Classification Standard (“GICS”). The comprehensive classification scheme provides a universal approach to industries worldwide and forms the basis for achieving MSCI’s objective of reflecting broad and fair representation in its indexes.

GICS consists of 10 sectors, 24 industry groups, 64 industries and 139 sub-industries. Each company is assigned to one sub-industry. The GICS guidelines used to determine the appropriate industry classification are:

†  A security is classified in a sub-industry according to the business activities that generate approximately 60% or more of the company’s revenues.

†  A company engaged in two or more substantially different business activities, none of which contributes 60% or more of revenues, is classified in the sub-industry that provides the majority of both the company’s revenues and earnings.

†  Where the above guidelines cannot be applied, or are considered inappropriate, further analysis is conducted, and other factors are analyzed to determine an appropriate classification.

Selecting Securities for Index Inclusion

In order to ensure a broad and fair representation in the indexes of the diversity of business activities in the universe, MSCI follows a “bottom-up” approach to index construction, building indexes from the industry group level up. The bottom-up approach to index construction requires a thorough analysis and understanding of the characteristics of the universe. This analysis drives the individual security selection decisions, which aim to reflect the overall features of the universe in the country index.

MSCI targets an 85% free float-adjusted market representation level within each industry group, within each country. The security selection process within each industry group is based on the careful analysis of:

†  Each company’s business activities and the diversification that its securities would bring to the index.

†  The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines discussed below and/or securities with inadequate liquidity are not considered for inclusion.

†  The estimated free float for the company and its individual share classes. Only securities of companies with an estimated overall and/or security free float greater than 15% are, in general, considered for inclusion.

The Indices

Maintaining the MSCI Standard Index Series

Overall, index maintenance can be described by three broad categories of implementation of changes.

†  Annual full country index reviews that systematically re-assess the various dimensions of the equity universe for all countries and are conducted on a fixed annual timetable.

†  Quarterly index reviews, aimed at promptly reflecting other significant market events.

†  Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indexes rapidly as they occur.

Potential changes in the status of countries (standalone, emerging, developed) follow their own separate timetables. These changes are normally implemented in one or more phases at the regular annual full country index review and quarterly index review dates.

Annual Full Country Index Review

The objective of the annual full country review, which is carried out every May, is to systematically re-assess the various dimensions of the equity universe for all countries on a fixed annual timetable. This includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for constituent and non-constituent securities, updating of minimum size guidelines for new and existing constituents, as well as changes typically considered for a quarterly index review as discussed below.

Quarterly Index Review

The quarterly index review process is designed to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the index at the time of their actual occurrence and that should not wait until the annual full country index review due to their importance.

During a quarterly index review, securities may be added to or deleted from a country index for a variety of reasons including the following:

†  Additions or deletions of securities, due to one or more industry groups having become significant over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

†  Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float, and relaxation/removal or decreases of foreign ownership limitations not implemented immediately.

†  Replacement of companies, which are no longer suitable industry representatives.

†  Deletion of securities whose company and/or security free float has fallen to less than 15%.

†  Deletion of securities that have become very small or illiquid.

†  Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

†  Additions or deletions of securities as a result of other market events.

The Indices

Ongoing Event-Related Changes

Ongoing event-related changes to the indexes are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. Ongoing event-related charges can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indexes at the time of the event.

Announcement Policy

The results of the annual full country index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May.

The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February, August and November.

All changes resulting from the corporate events are announced prior to their implementations.

The changes are typically announced at least ten business days prior to these changes becoming effective in the indexes as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indexes, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 PM U.S. Eastern Standard Time (EST).

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of large secondary offerings for existing constituents, where possible, these changes will be announced prior to the end of a relevant subscription period and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both equity offerings and secondary offerings for U.S. securities will be confirmed through an announcement during market hours for same or next day implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable.

License Agreement

MSCI and UBS have agreed to enter into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Malaysia Index, the Indonesia Index, the MSCI-EM Index and the Thailand Index (the “MSCI Indices”) in connection with securities, including the Securities. The MSCI Indices are owned and published by MSCI.

The Securities are not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or the ability of the MSCI Indices to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Indices, which is determined, composed and calculated by MSCI without regard to the Securities or UBS. MSCI has no obligation to take the needs of UBS or the owners of this security into consideration in determining, composing or calculating the MSCI Indices. MSCI is not responsible for and has not participated in the

The Indices

determination of the timing of, pricing at or quantities of this security or in the determination or calculation of the equation by which this security is redeemable for cash. Neither MSCI nor any other party has any obligation or liability to owners of the Securities in connection with the administration, marketing or trading of the Securities.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MSCI INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE MSCI INDICES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the Securities, or any other person or entity, should use or refer to MSCI’s trade name, trade mark or service mark rights to the designations “Morgan Stanley Capital International®,” “MSCI®,” “Morgan Stanley Capital International Perspective®,” to sponsor, endorse, market or promote the Securities without first contacting MSCI to determined whether MSCI’s permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

Valuation of the Securities

At maturity. You will receive a cash payment at maturity that is based on the Index Return of each Basket Index, which may be positive or negative, as adjusted according to the weight of the particular Basket Index. For each Basket Index for which the Index Return is positive, you will participate in between 134% and 140% (to be determined on the trade date) of such Index Return. You may lose some or all of your principal if the Index Returns of one or more Basket Indices is negative. For a description of how your payment at maturity will be calculated, see “Specific Terms of the Securities—Payment at Maturity” on page S-46.

For further information concerning the calculation of the payment at maturity, see “What are the steps to calculate payment at maturity” on page S-5 and “Specific Terms of the Securities—Payment at Maturity” beginning on page S-46.

Prior to maturity. The market value of the Securities will be affected by several factors many of which are beyond our control. We expect that generally the level of each Basket Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand, exchange rates, the volatility of the Basket Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page S-9 for a discussion of the factors that may influence the market value of the Securities prior to maturity.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Securities are linked to the performance of an Index Basket (the “Basket”), which is comprised of eight equity indices (each, a “Basket Index” and together, “Basket Indices”) weighted as follows:

Basket Indices	Weights
MSCI® Thailand IndexSM (“Thailand Index”)	20%
S&P 500® Index (“S&P Index”)	20%
Korea KOSPITM 200 Index (“KOSPI2 Index”)	10%
MSCI® Malaysia IndexSM (“Malaysia Index”)	10%
Dow Jones EURO STOXX 50 Index® (“EURO STOXX Index”)	10%
FTSETM 100 Index (“FTSE 100 Index”)	10%
MSCI® Indonesia IndexSM (“Indonesia Index”)	10%
MSCI® Emerging Markets IndexSM (“MSCI-EM Index”)	10%

Coupon

We will not pay you interest during the term of the Securities.

Denomination

Your minimum investment is 10,000 Securities at a principal amount of $10.00 per Security (for a total minimum purchase price of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Securities.

Payment at Maturity

You will receive a cash payment at maturity that is based on the Index Return of each Basket Index, which may be positive or negative, as adjusted according to the weight of the particular Basket Index. For each Basket Index for which the Index Return is positive, you will participate in between 134% and 140% of such Index Return (the “Participation Rate”). The Participation Rate will be determined on the trade date. You may lose some or all of your principal if the Index Returns of one or more Basket Indices is negative.

For each $10 principal amount of the Securities, we will pay you an amount in cash equal to the sum of (i) $10 and (ii) the sum of the Weighted Index Component Return for all of the Basket Indices multiplied by $10.

Specific Terms of the Securities

The “Index Return” for each Basket Index is the difference between the closing level of the Basket Index on the trade date relative to the average of the closing levels of the Basket Index on each of the Averaging Dates, including the final valuation date, and is calculated as follows:

Index Return =	Index Ending Level – Index Starting Level
Index Starting Level

The “Index Starting Level” of each Basket Index is the closing level of the particular basket index on the trade date. The “Index Ending Level” is the arithmetic average of the closing levels of each Basket Index on each of the Averaging Dates, including the final valuation date.

The “Averaging Dates” are: February 29, 2012; March 30, 2012; April 30, 2012; May 31, 2012; June 29, 2012; and the final valuation date.

The “Index Component Return” for each Basket Index is calculated as follows:

If the Index Return for the Basket Index is positive:

Index Component Return = Index Return x Participation Rate

The Participation Rate will be equal to 134% to 140% (to be determined on the trade date).

Index Return for the Basket Index is negative:

Index Component Return = Index Return

The “Weighted Index Component Return” will equal the Index Component Return for each Basket Index multiplied by the Weight of such Basket Index. The Weighted Index Component Return will be rounded to two decimal places.

Weighted Index Component Return = Index Component Return x Weight

The Weights of the respective Basket Indices are as follows:

Thailand Index	20%
S&P Index	20%
KOSPI2 Index	10%
Malaysia Index	10%
EURO STOXX	10%
FTSE 100 Index	10%
Indonesia Index	10%
MSCI-EM Index	10%

The payment at maturity for each Security will be calculated as follows:

Payment at maturity = $10 + ($10 x sum of the Weighted Index Component Returns for all of the Basket Indices)

Maturity Date

The maturity date is currently expected to be July 17, 2012, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with “—Final Valuation Date” below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the Averaging Dates or final valuation date—and therefore the maturity date—if a market disruption event occurs or is continuing on a day that would otherwise be an Averaging Date or the final valuation date. We describe market disruption events under “—Market Disruption Event” below.

Specific Terms of the Securities

Final Valuation Date

The final valuation date is currently expected to be July 10, 2012, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Securities be postponed by more than ten business days.

Market Disruption Event

The calculation agent will determine the Index Ending Level for each Basket Index on each of the Averaging Dates and the final valuation date. As described above, the Averaging Dates or final valuation date may be postponed and thus the determination of the Basket Ending Level may be postponed if the calculation agent determines that, on the Averaging Date or on the final valuation date, a market disruption event has occurred or is continuing for one or more Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index Ending Level be postponed by more than ten business days.

If the determination of the Index Ending Level is postponed to the last possible day, but a market disruption event for one or more Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index Ending Level.

Any of the following will be a market disruption event:

†  a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

†  a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

†  one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or

†  in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” on page S-52.

The following events will not be market disruption events:

†  a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

†  a decision to permanently discontinue trading in the option or futures contracts relating to one or more Basket Indices or any Basket Constituent Stocks.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to one or more Basket Indices or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Specific Terms of the Securities

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer—Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer—Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer—Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

†  the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

†  the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Specific Terms of the Securities

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

†  no quotation of the kind referred to above is obtained, or

†  every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

†  A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

†  P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publish a substitute index that the calculation agent determines is comparable to the particular Basket Index and approves as a successor index, then the calculation agent will determine the Index Ending Level for the particular Basket Index and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more Basket Indices are discontinued and that there is no successor index on the date when the ending level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the Basket Constituent Stocks or the method of calculating the particular Basket Index has been changed at any time in any respect that causes the particular Basket Index not to fairly represent the value of the particular Basket Index had such changes not been made or that otherwise affects the calculation of the Index Ending Level for the particular Basket Index or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are appropriate to ensure that the Index Ending Level for the particular Basket Index used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to Index Ending Levels and the amount payable at maturity or otherwise relating to the levels of the Basket Indices may be made by the calculation agent in its sole discretion.

Specific Terms of the Securities

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the attached prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “Maturity Date” and “Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, the default amount, the Index Ending Levels of each of the Basket Indices and the amount payable in respect of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The Securities will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more Basket Indices and/or listed and/or over-the-counter options or futures or exchange-traded funds on the Basket Constituent Stocks or one or more of the Basket Indices prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

†  acquire or dispose of securities of the issuers of Basket Constituent Stocks;

†  acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the closing level of any Basket Index or the value of the Basket Constituent Stocks;

†  acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the closing level of other similar market indices or stocks, or

†  any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Basket Constituent Stocks, listed or over-the-counter options or futures on the Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of the equities market.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-9 for a discussion of these adverse effects.

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

As of March 31, 2007 (unaudited)	CHF	USD
	(in millions)
Debt
Debt issued(1)	369,303	303,713
Total Debt	369,303	303,713
Minority Interest(2)	6,156	5,063
Shareholders’ Equity	51,606	42,441
Total capitalization	427,065	351,216

(1)	Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

(2)	Includes Trust preferred securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.82240 (the exchange rate in effect as of March 31, 2007).

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

  a dealer in securities,

  a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

  a bank,

  a life insurance company,

  a tax-exempt organization,

  a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid cash-settled forward contract with respect to the Basket and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you would recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal

Supplemental U.S. Tax Considerations

to the difference between the amount you receive at such time and your tax basis in the Securities. In general, your tax basis in your Securities will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

Alternative Treatments. Alternatively, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Securities should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

  payments of principal and interest on a Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and the payment of the proceeds from the sale of a Security effected at a United States office of a broker.

Supplemental U.S. Tax Considerations

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

  fails to provide an accurate taxpayer identification number,

  is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  the proceeds are transferred to an account maintained by you in the United States,

  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

  unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Security effected at a foreign office of a broker will be subject to information reporting if the broker is:

a United States person,

a controlled foreign corporation for United States tax purposes,

a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or a foreign partnership, if at any time during its tax year:

one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Certificates. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provides exemption or another applicable exemption. The discussion above supplements the discussion under “ERISA Considerations” in the attached prospectus.

Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Securities at the original issue price applicable to the offered Securities to be resold. In connection with the sale of these Securities, UBS Financial Services Inc. will receive a fee of up to the underwriting discount set forth on the cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Securities against payment for the Securities on the fifth business day following the date of the pricing of the Securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Securities initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.
		UBS AG Performance Securities UBS AG $• Securities linked to a Global Basket of Indices due on or about July 17, 2012 Prospectus Supplement July •, 2007 (To Prospectus dated March 27, 2006)
TABLE OF CONTENTS

Prospectus Supplement

Prospectus Supplement Summary	S-1
Risk Factors	S-9
The Indices	S-17
Valuation of the Securities	S-45
Specific Terms of the Securities	S-46
Use of Proceeds and Hedging	S-52
Capitalization of UBS	S-53
Supplemental U.S. Tax Considerations	S-54
ERISA Considerations	S-57
Supplemental Plan of Distribution	S-58

Prospectus

Introduction	3
Cautionary Note Regarding Forward-
Looking Information	5
Incorporation of Information About
UBS AG	7
Where You Can Find More
Information	8
Presentation of Financial Information	9
Limitations on Enforcement of U.S.
Laws Against UBS AG, Its
Management and Others	10
Capitalization of UBS	10
UBS	11
Use of Proceeds	13
Description of Debt Securities We May
Offer	14
Description of Warrants We May Offer	36
Legal Ownership and Book-Entry
Issuance	53
Considerations Relating to Indexed
Securities	59
Considerations Relating to Securities
Denominated or Payable in or Linked to
a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under the Laws of
Switzerland	76
ERISA Considerations	78
Plan of Distribution	79	UBS Investment Bank UBS Financial Services Inc.
Validity of the Securities	82
Experts	82